Exhibit 4.3

RESIGNATION AND APPOINTMENT OF

ADMINISTRATIVE AGENT AGREEMENT; AMENDMENT NUMBER ONE TO

AMENDED AND RESTATED FINANCING AGREEMENT

This RESIGNATION AND APPOINTMENT OF ADMINISTRATIVE AGENT AGREEMENT; AMENDMENT NUMBER ONE TO AMENDED AND RESTATED FINANCING AGREEMENT (this “Agreement”) is entered into as of May 21, 2007, by and among DICE HOLDINGS, INC., a Delaware corporation (the “Parent”), DICE INC., a Delaware corporation (“Dice”), DICE CAREER SOLUTIONS, INC., a Delaware corporation (“Dice Career”) (each of Dice and Dice Career are individually and collectively, jointly and severally, referred to as the “Borrower”), each Subsidiary of the Parent listed as a “Guarantor” on the signature pages hereto (together with the Parent, each a “Guarantor” and collectively, jointly and severally, the “Guarantors” and together with the Borrower, each a “Loan Party” and collectively, jointly and severally, the “Loan Parties”), the lenders that are party hereto (individually and collectively, the “Lenders”), ABLECO FINANCE LLC, a Delaware limited liability company (“Ableco”), as collateral agent for the Lenders (in such capacity, together with any successor collateral agent, the “Collateral Agent”), Ableco, it its capacity as the resigning administrative agent for the Lenders (“Resigning Administrative Agent”), and WELLS FARGO FOOTHILL, INC. (“WFF”), in its capacity as the successor administrative agent for the Lenders (“Successor Administrative Agent”).

WHEREAS, reference is made to that certain AMENDED AND RESTATED FINANCING AGREEMENT, dated as of March 21, 2007 (as amended, supplemented or otherwise modified to the date hereof and as it may hereafter be amended, supplemented or otherwise modified from time to time, being the “Financing Agreement”; capitalized terms used in this Agreement and not otherwise defined herein shall have the meaning ascribed thereto in the Financing Agreement), by and among the Loan Parties, the Lenders, Collateral Agent, and Resigning Administrative Agent;

WHEREAS, concurrently herewith, WFF and Ableco are entering into an Assignment and Acceptance Agreement (the “WFF Assignment”) pursuant to which Ableco is assigning to WFF and WFF is purchasing from Ableco a portion of Ableco’s Loans, Commitments and rights and obligations under the Financing Agreement;

WHEREAS, in connection with the consummation of the assignment from Ableco to WFF, Resigning Administrative Agent desires to resign as administrative agent in accordance with Section 10.07(a) of the Financing Agreement;

WHEREAS, in connection with the consummation of the assignment from Ableco to WFF, Successor Administrative Agent has agreed to accept an appointment as administrative agent in accordance with Section 10.07(b) of the Financing Agreement;

WHEREAS, the Loan Parties and the Lenders wish to consent to the appointment of Successor Administrative Agent as the successor to Resigning Administrative Agent in accordance with Section 10.07(b) of the Financing Agreement; and

WHEREAS, subject to the terms and conditions set forth herein, the Agents, the Lenders, and the Loan Parties are willing to agree to the amendments set forth herein.

IN CONSIDERATION of the agreements, provisions and covenants herein contained, the parties hereto hereby agree as follows:

SECTION 1. Resignation Of Resigning Administrative Agent and Appointment of Successor Administrative Agent. Pursuant to Section 10.07(a) of the Financing Agreement, Resigning Administrative Agent hereby resigns as Administrative Agent under the Financing Agreement and the other Loan Documents, effective as of the date and time of the consummation of the WFF Assignment (the “Effective Time”) and the Loan Parties and each Lender consent to such resignation and waive the 30 Business Day notice requirement of Section 10.07(a) of the Financing Agreement, it being understood that the provisions of Article X of the Financing Agreement shall continue in effect for the benefit of Resigning Administrative Agent in respect of any actions taken or omitted to be taken by it as Administrative Agent under the Financing Agreement and the other Loan Documents prior to the Effective Time. Each Lender hereby appoints Successor Administrative Agent as Administrative Agent under the Financing Agreement and the other Loan Documents, effective as of the Effective Time, each Loan Party hereby consents to such appointment, and Successor Administrative Agent hereby accepts such appointment without recourse, representation or warranty of any kind. Effective as of the Effective Time, Resigning Administrative Agent is hereby released from each and all of its obligations and duties as Administrative Agent under the Financing Agreement and the other Loan Documents, and Successor Administrative Agent as the successor Administrative Agent succeeds to and becomes vested with all the rights, powers, privileges and duties of the Administrative Agent under the Financing Agreement and the other Loan Documents; provided that Successor Administrative Agent does not assume, any duties, obligations or liabilities as Administrative Agent for any period prior to the Effective Time, and Successor Administrative Agent shall have no liabilities, duties, or obligations in respect of any acts or omissions of Resigning Administrative Agent occurring prior to the Effective Time. Resigning Administrative Agent hereby irrevocably assigns and delegates to Successor Administrative Agent, effective as of the Effective Time, all of the rights, authority, and powers of Resigning Administrative Agent under the Loan Documents (other than those rights that expressly survive the resignation pursuant to the Financing Agreement). Effective as of the Effective Time, Successor Administrative Agent shall succeed to the rights, authority and powers of the Resigning Administrative Agent, and the rights and powers and duties of the Resigning Administrative Agent (other than those rights that expressly survive the resignation pursuant to the Financing Agreement) shall be terminated. The Loan Parties hereby acknowledge such assignment and delegation. From and after the Effective Time, the Successor Administrative Agent shall have the same rights, authority, and powers, and the same benefits, in such capacity under the Financing Agreement and each other Loan Document, as if it were the original Administrative Agent thereunder.

SECTION 2. Notices. Each Loan Party and each Lender hereby agrees that from and after the date hereof, all notices and other communications under any Loan Document which are given to Administrative Agent shall be delivered to Administrative Agent in accordance with the provisions of the Financing Agreement at the following address:

WELLS FARGO FOOTHILL, INC.

2450 Colorado Avenue

Suite 3000 West

Santa Monica, CA 90404

Attn: Business Finance Manager

Fax No.: 310-453-7442

SECTION 3. Unused Line Fee. Collateral Agent, Successor Administrative Agent, and the Borrower agree that effective as of the Effective Time, the unused line fee that is to be paid to Collateral Agent pursuant to paragraph (b) of the Fee Letter shall be paid to Successor Administrative Agent, for its sole and separate account and not the account of any Lender, in lieu of being paid to Collateral Agent. Effective as of the Effective Time, the Borrower agrees to pay the unused line fee to Successor Administrative Agent in accordance with paragraph (b) of the Fee Letter (which, for the avoidance of doubt, provides that from and after the Restatement Effective Date and until the Final Maturity Date, the Borrower shall pay “an unused line fee, which shall accrue at the rate per annum of 0.375% on the excess, if any, of the Total Revolving Credit Commitment over the sum of the average principal amount of all Revolving Loans outstanding from time to time during the immediately preceding quarter and shall be payable, in arrears, on (i) the first Business Day of each January, April, July, and October in each Fiscal Year and (ii) the Final Maturity Date”). The Borrower hereby expressly authorizes Successor Administrative Agent to (a) charge the unused line fee to the Loan Account, and (b) designate such amount as a Revolving Loan under the Financing Agreement. The Borrower hereby acknowledges and agrees that the unused line fee is fully earned and non-refundable on the date such fee is due and payable as provided herein and in the Fee Letter and that such fee constitutes Obligations and is in addition to any other fees payable by the Borrower under the Financing Agreement or any other Loan Document.

SECTION 4. Amendments to Financing Agreement.

(a) Section 1.01 of the Financing Agreement is hereby amended by adding the following definition of “Related Party Register” in proper alphabetical order:

““Related Party Register” has the meaning specified therefor in Section 12.08(d).”

(b) Section 2.05(d) of the Financing Agreement is hereby amended by replacing the reference to “Revolving Commitment” contained therein with “Revolving Credit Commitments”.

(c) Section 7.01(b)(i)(B)(x)(I) of the Financing Agreement is hereby amended and restated in its entirety as follows:

“(I) certificates evidencing all of the Capital Stock of such Domestic Subsidiaries,”

(d) Section 7.01(b)(i)(B)(y)(I) of the Financing Agreement is hereby amended and restated in its entirety as follows:

“(I) certificates evidencing 65% of the outstanding voting Capital Stock of such Subsidiaries that are CFCs,”

(e) Section 7.01(b)(ii)(A)(y) of the Financing Agreement is hereby amended and restated in its entirety as follows:

“(y) such opinions of counsel and such approving certificate of such Loan Party as the Collateral Agent may reasonably request in respect of complying with any legend on any such certificate or any other matter relating to such shares,”

(f) Section 2.08(c) of the Financing Agreement is hereby amended and restated in its entirety as follows:

“(c) Each Lender that is not a “United States person” within the meaning of the IRC hereby agrees that:

(i) it shall, no later than the Restatement Effective Date (or, in the case of a Lender which becomes a party hereto pursuant to Section 12.08 hereof after the Restatement Effective Date, on or before the date upon which such Lender becomes a party hereto), and from time to time thereafter as may be required by the IRC or other laws of the United States as a condition to exemption from United States withholding tax, deliver to the Agents (or, in the case of an assignee of a Lender which (x) is an Affiliate of such Lender or a Related Fund of such Lender and (y) does not deliver an Assignment and Acceptance to the Administrative Agent pursuant to the last sentence of Section 12.08(b) for recordation pursuant to Section 12.08(d), to the assigning Lender only): (A) an accurate, complete and signed original and one copy of U.S. Internal Revenue Service Form W-8ECI or successor form, (B) an accurate, complete and signed original and one copy of U.S. Internal Revenue Service Form W-8BEN or successor form, or (C) an accurate, complete and signed original and one copy of U.S. Internal Revenue Service Form W-8IMY or successor form, in each case, indicating that such Lender is on the date of delivery thereof entitled to receive payments of principal, interest and fees for the account of its lending office under this Agreement, if applicable, free from withholding of United States Federal income tax;

(ii) if at any time such Lender changes its lending office or offices or selects an additional lending office for purposes of this Agreement, it shall, at the same time or reasonably promptly thereafter, deliver to the Agents (or, in the case of an assignee of a Lender which (x) is an Affiliate of such Lender or a Related Fund of such Lender and (y) does not deliver an Assignment and Acceptance to the Administrative Agent pursuant to the last sentence of Section 12.08(b) for recordation pursuant to Section 12.08(d), to the assigning Lender only) the appropriate forms as described in clause (i) above in replacement for, or in addition to, the forms previously delivered by it hereunder;

(iii) it shall deliver the appropriate forms as described in clause (i) above promptly upon the obsolescence, expiration, or invalidity of any form previously delivered by such Lender. Each such Lender shall promptly notify the Agents (or, in the case of an assignee of a Lender which (x) is an Affiliate of such Lender or a Related Fund of such Lender and (y) does not deliver an Assignment and Acceptance to the Administrative Agent pursuant to the last sentence of Section 12.08(b) for recordation pursuant to Section 12.08(d), the assigning Lender only) at any time it determines that it is no longer in a position to provide any previously delivered forms to the Agents (or, the assigning Lender, as appropriate) (or any other form of certification adopted by the U.S. taxing authorities for such purpose).

(iv) if such Lender that is not a “United States person” within the meaning of the IRC is claiming an exemption from withholding of United States Federal income tax under Section 871(h) or Section 881(c) of the IRC, such Lender represents and warrants that such Lender is (A) not a “bank” within the meaning of Section 881(c)(3)(A) of the IRC, (B) not a “10 percent shareholder” of the Parent within the meaning of Section 871(h)(3)(B) of the IRC and (C) not a CFC receiving interest from a related person within the meaning of Section 864(d)(4) of the IRC, and such Lender that is not a “United States person” within the meaning of the IRC agrees that it shall provide the Agents (or, in the case of an assignee of a Lender which (x) is an Affiliate of such Lender or a Related Fund of such Lender and (y) does not deliver an Assignment and Acceptance to the Administrative Agent pursuant to the last sentence of Section 12.08(b) for recordation pursuant to Section 12.08(d), the assigning Lender only) with prompt notice at any time after becoming a Lender hereunder in the event that at such time it could no longer make any of the foregoing representations and warranties.

Each Lender that is a “United States person” within the meaning of the IRC, other than a Lender that may be treated as an exempt recipient based on the indicators described in Treasury Regulation Section 1.6049-4(c)(1)(ii), hereby agrees that it shall, no later than the Restatement Effective Date or, in the case of a Lender which becomes a party hereto pursuant to Section 12.08, the date upon which such Lender becomes a party hereto, deliver to the Agents (or, in the case of an assignee of a Lender which (x) is an Affiliate of such Lender or a Related Fund of such Lender and (y) does not deliver an Assignment and Acceptance to the Administrative Agent pursuant to the last sentence of Section 12.08(b) for recordation pursuant to Section 12.08(d), to the assigning Lender only) an accurate, complete and signed copy of U.S. Internal Revenue Service Form W-9 or successor form, certifying that such Lender is on the date of delivery thereof entitled to an exemption from United States backup withholding tax.”

(g) Section 2.08(e) of the Financing Agreement is hereby amended and restated in its entirety as follows:

“(e) For any period with respect to which a Lender has failed to provide the Agents (or, the assigning Lender, as appropriate) with the appropriate form, certificate or other document described in subsection (c) above (other than if such failure is due to a Change In Law occurring after the date on which such form, certificate or other document was initially required to be provided), such Lender shall not be entitled to additional amounts or indemnification under subsections (a) or (b) of this Section 2.08 with respect to Taxes imposed by the United States by reason of such failure unless such failure is cured.”

(h) Sections 12.02(iii) – (vii) are hereby amended and restated in their entirety as follows:

“(iii) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans that is required for the Lenders or any of them to take any action hereunder without the written consent of each Lender, (iv) amend the definition of “Required Lenders” or “Pro Rata Share” without the written consent of each Lender, (v) release all or a substantial portion of the Collateral (except as otherwise provided in this Agreement and the other Loan Documents), subordinate any Lien granted in favor of the Collateral Agent for the benefit of the Lenders and the Hedging Providers, or release the Borrower or any Guarantor without the written consent of each Lender (other than, with respect to a release of a Guarantor, in connection with a merger, dissolution or other corporate change expressly permitted by Sections 7.02(c)(i), (ii), or (iii), in which case no consent of the Lenders or the Collateral Agent shall be required), (vi) amend, modify or waive Section 4.04 or this Section 12.02 of this Agreement without the written consent of each Lender, or (vii) amend the definition of “Borrowing Base” without the written consent of each Lender.”

(i) Section 12.08(b) of the Financing Agreement is hereby amended and restated in its entirety as follows:

“(b) Each Lender may, with the written consent of the Collateral Agent, assign to one or more other lenders or other entities all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans made by it) (except that no written consent of the Collateral Agent shall be required in connection with any assignment by a Lender to an Affiliate of such Lender or a Related Fund of such Lender). Each such assignment shall be in an amount which is at least $5,000,000 or a multiple of $1,000,000 in excess thereof (or, if less, the remainder of such Lender’s Commitment) (except such minimum amount shall not apply to an assignee that is an Affiliate of a Lender or a Related Fund of a Lender). Except as provided in the last sentence of this Section 12.08(b), the parties to each such assignment shall execute and deliver to the Collateral Agent (and the Administrative Agent), for its acceptance, an Assignment and Acceptance, together with any promissory note subject to such assignment and such parties shall deliver to the Collateral Agent a processing and recordation fee of $5,000

(except the payment of such fee shall not be required if the assignee is an Affiliate of a Lender or a Related Fund of a Lender). Upon such execution, delivery and acceptance, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least 3 Business Days after the delivery thereof to the Collateral Agent (or such shorter period as shall be agreed to by the Collateral Agent and the parties to such assignment), (i) the assignee thereunder shall become a “Lender” hereunder and, in addition to the rights and obligations hereunder held by it immediately prior to such effective date, have the rights and obligations hereunder that have been assigned to it pursuant to such Assignment and Acceptance, and (ii) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto); provided, however, that no assignee shall be entitled to receive any greater payment under Section 2.08 or Section 4.05 than the assignor Lender would have been entitled to receive thereunder except to the extent that the entitlement to such payment under Section 2.08 or Section 4.05 is the result of a Change In Law occurring after the effective date of the assignment to such assignee. For the sake of clarity, any assignee claiming the benefits of Section 2.08 shall comply with the requirements of Section 2.08(c). Anything to the contrary contained in this Section 12.08(b) notwithstanding, (A) without the consent of the Borrower, no Lender shall assign all or a portion of its rights and obligations under this Agreement and the other Loan Documents to a Person who is a direct competitor of the Borrower (if and only if such assigning Lender has actual knowledge that such proposed assignee is a direct competitor of the Borrower); provided that the foregoing restriction shall not be applicable if (1) an Event of Default has occurred and is continuing, (2) such assignment is in connection with any merger, consolidation, sale, transfer, or other disposition of all or any substantial portion of the business or loan portfolio of the Lender making such assignment, or (3) the proposed assignee is a finance company, fund or other similar entity which merely has an economic interest in any such direct competitor that has been so identified, and is not itself such a direct competitor that has been so identified, and (B) a Lender may assign any or all of its rights under the Loan Documents to an Affiliate of such Lender or a Related Fund of such Lender without delivering an Assignment and Acceptance to the Agents or to any other Person; provided that (1) the Borrower and the Administrative Agent may continue to deal solely and directly with such assigning Lender until an Assignment and Acceptance has been delivered to the Administrative Agent for recordation on the Register, (2) the Collateral Agent may continue to deal solely and directly with such assigning Lender until receipt by the Collateral Agent of a copy of the fully executed Assignment and Acceptance pursuant to Section 12.08(e), (3) the failure of such assigning Lender to deliver an Assignment and Acceptance to the Agents shall not affect the legality, validity, or binding effect of such assignment, and (4) an Assignment and Acceptance between the assigning

Lender and an Affiliate of such Lender or a Related Fund of such Lender shall be effective as of the later of the date specified in such Assignment and Acceptance and the date when such Assignment and Acceptance is recorded on the Related Party Register.”

(j) Sections 12.08(d) – (f) of the Financing Agreement are hereby amended and restated in their entirety as follows:

“(d) The Administrative Agent shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain, or cause to be maintained at the Payment Office, a copy of each Assignment and Acceptance delivered to and accepted by it and a register (the “Register”) for the recordation of the names and addresses of the Lenders and the Commitments of, and the principal amount of the Loans (and stated interest thereon) (each, a “Registered Loan”). Subject to the last sentence of this Section 12.08(d), the entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Agents and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and any Lender at any reasonable time and from time to time upon reasonable prior notice. In the case of an assignment pursuant to the last sentence of Section 12.08(b) as to which an Assignment and Acceptance is not delivered to the Administrative Agent, the assigning Lender shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register (the “Related Party Register”) comparable to the Register on behalf of the Borrower. Any such Related Party Register shall be available for inspection by the Borrower, any Agent and any Lender at any reasonable time and from time to time upon reasonable prior notice.

(e) Upon receipt by the Administrative Agent of an Assignment and Acceptance, and subject to any consent required from the Collateral Agent pursuant to Section 12.08(b) (which consent of the Collateral Agent must be evidenced by the Collateral Agent’s execution of an acceptance to such Assignment and Acceptance), the Administrative Agent shall accept such assignment, record the information contained therein in the Register and provide to the Collateral Agent a copy of the fully executed Assignment and Acceptance.

(f) A Registered Loan (and the registered note, if any, evidencing the same) may be assigned or sold in whole or in part only by registration of such assignment or sale on the Register or the Related Party Register (and each registered note shall expressly so provide). Any assignment or sale of all or part of such Registered Loan (and the registered note, if any, evidencing the same) may be effected only by registration of such assignment or sale on the Register or the Related Party Register, together with the surrender of the registered note, if any, evidencing the same duly endorsed by (or accompanied by a written instrument of assignment or sale duly executed by) the holder of such registered note, whereupon, at the request of the designated assignee(s) or transferee(s), one or more new registered notes in the same aggregate principal amount shall be issued to the designated assignee(s) or transferee(s) and at the Borrower’s request, the old registered note, if any, shall be returned by the holder of such old registered note to the Borrower marked “canceled”. Prior to the registration of assignment or sale of any Registered Loan (and the registered note, if any, evidencing the same), the Agents shall treat the Person in whose name such Registered Loan (and the registered note, if any, evidencing the same) is registered as the owner thereof for the purpose of receiving all payments thereon, notwithstanding notice to the contrary.”

SECTION 5. Effect on Loan Documents.

(a) The Financing Agreement, as amended hereby, and each of the other Loan Documents shall be and remain in full force and effect in accordance with their respective terms and hereby are ratified and confirmed in all respects. The execution, delivery, and performance of this Agreement shall not operate, except as expressly set forth herein, as a modification or waiver of any right, power, or remedy of any Agent or any Lender under the Financing Agreement or any other Loan Document. The modifications herein are limited to the specifics hereof (including facts or occurrences on which the same are based), shall not apply with respect to any facts or occurrences other than those on which the same are based, shall not excuse future non-compliance with the Loan Documents, and shall not operate as a consent to any further or other matter under the Loan Documents.

(b) Upon and after the effectiveness of this Amendment, each reference in the Financing Agreement to “this Agreement,” “hereunder,” “herein,” “hereof” or words of like import referring to the Financing Agreement, and each reference in the other Loan Documents to “the Financing Agreement”, “thereunder”, “therein”, “thereof” or words of like import referring to the Financing Agreement, shall mean and be a reference to the Financing Agreement as modified and amended hereby.

(c) To the extent that any terms and conditions in any of the Loan Documents shall contradict or be in conflict with any terms or conditions of the Financing Agreement, after giving effect to this Agreement, such terms and conditions are hereby deemed modified or amended accordingly to reflect the terms and conditions of the Financing Agreement as modified or amended hereby.

SECTION 6. Miscellaneous.

(a) Each of the parties hereto hereby agrees from time to time, promptly upon request of any other party hereto, to take such additional actions and to execute and deliver such additional documents and instruments as such other party may reasonably request to effect the transactions contemplated by, and to carry out the intent of, this Agreement.

(b) Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated, except by an instrument in writing signed by the Lenders, the Loan Parties, the Resigning Administrative Agent, and Successor Administrative Agent.

(c) In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

(d) THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK.

(e) This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns; provided, however, that none of the Loan Parties may assign or transfer any of its rights hereunder or under the Loan Documents without the prior written consent of each Agent and each Lender and any such assignment without such prior written consent shall be null and void.

(f) This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. Any signatures delivered by a party by facsimile transmission or by e-mail transmission shall be deemed an original signature hereto.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized, such execution being made as of the date first written above.

ABLECO FINANCE LLC, a Delaware limited liability company, as Collateral Agent, as Resigning Administrative Agent, and, on behalf of itself and its affiliate assigns, as Lenders

By:	/s/ Kevin Genda
Name:	Kevin Genda
Title:	Vice Chairman

WELLS FARGO FOOTHILL, INC., as Successor Administrative Agent and as a Lender

By:	/s/ Todd R. Nakamoto
Name:	Todd R. Nakamoto
Title:	Vice President

BORROWERS: DICE INC., a Delaware corporation

By:	/s/ Michael Durney
Name: Michael Durney
Title: Senior Vice President Finance and Chief Financial Officer

DICE CAREER SOLUTIONS, INC., a Delaware corporation

By:	/s/ Michael Durney
Name: Michael Durney
Title: Senior Vice President Finance and Chief Financial Officer

GUARANTORS: DICE HOLDINGS, INC., a Delaware corporation

By:	/s/ Michael Durney
Name: Michael Durney
Title: Senior Vice President Finance and Chief Financial Officer

MEASURE UP, INC., a Georgia corporation

By:	/s/ Michael Durney
Name: Michael Durney
Title: Senior Vice President Finance and Chief Financial Officer

DICE INDIA HOLDINGS, INC., a Delaware corporation

By:	/s/ Michael Durney
Name: Michael Durney
Title: Senior Vice President Finance and Chief Financial Officer

EW KNOWLEDGE PRODUCTS, INC., a Florida corporation

By:	/s/ Michael Durney
Name: Michael Durney
Title: Senior Vice President Finance and Chief Financial Officer

JOBSINTHEMONEY.COM, INC., a Delaware corporation

By:	/s/ Michael Durney
Name: Michael Durney
Title: Senior Vice President Finance and Chief Financial Officer

RELEASE BY LOAN PARTIES

Reference is hereby made to the foregoing Resignation and Appointment of Administrative Agent Agreement; Amendment Number One to Amended and Restated Financing Agreement, dated as of May 21, 2007 (the “Agreement”), by and among DICE HOLDINGS, INC., a Delaware corporation (the “Parent”), DICE INC., a Delaware corporation (“Dice”), DICE CAREER SOLUTIONS, INC., a Delaware corporation (“Dice Career”) (each of Dice and Dice Career are individually and collectively, jointly and severally, referred to as the “Borrower”), each Subsidiary of the Parent listed as a “Guarantor” on the signature pages thereto (together with the Parent, each a “Guarantor” and collectively, jointly and severally, the “Guarantors” and together with the Borrower, each a “Loan Party” and collectively, jointly and severally, the “Loan Parties”), the lenders that are party thereto (individually and collectively, the “Lenders”), ABLECO FINANCE LLC, a Delaware limited liability company (“Ableco”), as collateral agent for the Lenders (in such capacity, together with any successor collateral agent, the “Collateral Agent”), Ableco, solely in its capacity as the resigning administrative agent for the Lenders (“Resigning Administrative Agent”), and WELLS FARGO FOOTHILL, INC. (“WFF”), in its capacity as the successor administrative agent for the Lenders (“Successor Administrative Agent”). The Agreement, among other things, amends the Financing Agreement (as that term is defined in the Agreement) as specified therein. Capitalized terms used in this Release and not otherwise defined herein shall have the meaning ascribed thereto in the Financing Agreement

Each Loan Party hereby acknowledges and agrees that: (a) neither it nor any of its Affiliates has any claim or cause of action against Resigning Administrative Agent (or any of its Affiliates, officers, directors, employees, attorneys, consultants or agents) and (b) Resigning Administrative Agent has heretofore properly performed and satisfied in a timely manner all of its obligations to the Loan Parties and its Affiliates under the Financing Agreement and the other Loan Documents. Notwithstanding the foregoing, Resigning Administrative Agent wishes (and the Loan Parties agree) to eliminate any possibility that any past conditions, acts, omissions, events or circumstances would impair or otherwise adversely affect any of Resigning Administrative Agent’s rights, interests, security and/or remedies under the Financing Agreement and the other Loan Documents. Accordingly, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each Loan Party (for itself and its Affiliates and the successors, assigns, heirs and representatives of each of the foregoing) (collectively, the “Releasors”) does hereby fully, finally, unconditionally and irrevocably release and forever discharge Resigning Administrative Agent and each of its respective Affiliates, officers, directors, employees, attorneys, consultants and agents (collectively, the “Released Parties”) from any and all debts, claims, obligations, damages, costs, attorneys’ fees, suits, demands, liabilities, actions, proceedings and causes of action, in each case, whether known or unknown, contingent or fixed, direct or indirect, and of whatever nature or description, and whether in law or in equity, under contract, tort, statute or otherwise, which any Releasor has heretofore had or now or hereafter can, shall or may have against any Released Party by reason of any act, omission or thing whatsoever done or omitted to be done on or prior to the Effective Time arising out of, connected with or related in any way to the Financing Agreement or any other Loan Document, or any act, event or transaction related or attendant thereto, or the agreements of Resigning Administrative Agent contained therein, or the making of any Loans or other advances, or the management of such Loans or advances or the Collateral.

IN WITNESS WHEREOF, the parties have executed this Release as of May __, 2007.

RESIGNING ADMINISTRATIVE AGENT: ABLECO FINANCE LLC, a Delaware limited liability company, solely in its capacity as Resigning Administrative Agent

By:	/s/ Kevin Genda
Name: Kevin Genda
Title: Vice Chairman

BORROWERS: DICE INC., a Delaware corporation

By:	/s/ Michael Durney
Name: Michael Durney
Title: Senior Vice President Finance and
Chief Financial Officer

DICE CAREER SOLUTIONS, INC., a Delaware corporation

By:	/s/ Michael Durney
Name: Michael Durney
Title: Senior Vice President Finance and
Chief Financial Officer

GUARANTORS: DICE HOLDINGS, INC., a Delaware corporation

By:	/s/ Michael Durney
Name: Michael Durney
Title: Senior Vice President Finance and Chief Financial Officer

MEASURE UP, INC., a Georgia corporation

By:	/s/ Michael Durney
Name: Michael Durney
Title: Senior Vice President Finance and Chief Financial Officer

DICE INDIA HOLDINGS, INC., a Delaware corporation

By:	/s/ Michael Durney
Name: Michael Durney
Title: Senior Vice President Finance and Chief Financial Officer

EW KNOWLEDGE PRODUCTS, INC., a Florida corporation

By:	/s/ Michael Durney
Name: Michael Durney
Title: Senior Vice President Finance and Chief Financial Officer

JOBSINTHEMONEY.COM, INC., a Delaware corporation

By:	/s/ Michael Durney
Name: Michael Durney
Title: Senior Vice President Finance and Chief Financial Officer